Exhibit 99.1

Regulus Reports Second Quarter 2016 Financial Results

Conference Call Today at 5:00 p.m. ET

LA JOLLA, Calif., August 2, 2016 – Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company leading the discovery and development of innovative medicines targeting microRNAs, today reported financial results for the three and six months ended June 30, 2016 and provided a summary of corporate highlights.

“The second quarter was very busy from both the clinical and corporate perspectives,” said Paul Grint, MD, Regulus’ President and Chief Executive Officer. “We remain on track to deliver follow-up results from RG-101 studies while working to address the deficiencies outlined in the clinical hold letter from the FDA. In addition, we are initiating a Phase II study in Alport Syndrome for RG-012, and plan to nominate our fourth clinical candidate by year-end.”

Financial Results

Revenue: Revenue was $0.5 million and $1.0 million for the three and six months ended June 30, 2016, respectively, compared with $3.8 million and $8.0 million for the same periods in 2015. Revenue for the three and six months ended June 30, 2016 and 2015 consisted of amortization of up-front payments from Regulus’ strategic alliances and collaborations. Revenue for the three months ended June 30, 2015 included $2.6 million for research services under Regulus’ strategic alliances and collaborations. Revenue for the six months ended June 30, 2015 included $3.2 million for research services and $2.9 million in pre-clinical and other milestones under Regulus’ strategic alliances and collaborations.

Research and Development (R&D) Expenses: R&D expenses were $18.0 million and $34.8 million for the three and six months ended June 30, 2016, respectively, compared with $19.2 million and $32.6 million for the same periods in 2015. R&D expenses were consistent for the three months ended June 30, 2016 and 2015, excluding non-recurring severance charges recorded in June 2015. The increase for the six months ended June 30, 2016 was driven by an increase in our aggregate clinical trial program costs.

General and Administrative (G&A) Expenses: G&A expenses were $3.7 million and $8.8 million for the three and six months ended June 30, 2016, respectively, compared with $5.8 million and $9.5 million for the same periods in 2015. These decreases were primarily driven by non-recurring severance charges recorded in June 2015, partially offset by an increase in recurring personnel costs for the three and six months ended June 30, 2016.

Net Loss: Net loss was $21.1 million, or $0.40 per share, and $42.3 million, or $0.80 per share, for the three and six months ended June 30, 2016, respectively, compared with a net loss of $21.0 million, or $0.41 per share, and $35.5 million, or $0.70 per share, for the same periods in 2015.

Cash Position: Cash, cash equivalents and short-term investments were $108.0 million as of June 30, 2016, compared with $106.0 million at March 31, 2016.

Highlights and Recent Events

•	In July, as anticipated, Regulus received a formal clinical hold letter from the FDA outlining information required to address the clinical hold for the IND of RG-101, which was announced in late June. The FDA initiated the clinical hold after the company reported a second serious adverse event (SAE) of jaundice. This second SAE occurred in a HCV patient with end-stage renal disease on dialysis enrolled in its on-going Phase I US study.

•	In June, Regulus secured a $30.0 million growth capital credit facility with Oxford Finance LLC and received $20.0 million at closing under an initial term loan. An additional $10.0 million will be available subject to the achievement of a certain specified milestone. The loans provide for interest-only payments for the first 24 months of the term, and will bear interest at a rate equal to the sum of 8.51% plus the greater of 0.44% or the 30-day LIBOR rate.

•	In June, Regulus reported positive top-line data from the primary endpoint analysis of our Phase II “closed-face sandwich” study, which demonstrated significant virologic response through 24 weeks of follow-up.

•	In May, Regulus expanded the clinical trial collaboration agreement with GSK to conduct a multi-centered, randomized, dose-ranging Phase II study evaluating the combination of RG-101 and GSK’s long-acting parenteral (“LAP”) formulation of GSK2878175 as a potential single-visit cure in patients chronically infected with HCV.

•	In May, Regulus presented preclinical and longitudinal data from ATHENA, a natural history of disease study in patients with Alport Syndrome, at the ERA-EDTA 53rd Congress.

Conference Call Details

Regulus will host a conference call and webcast at 5:00 p.m. Eastern Time today to discuss second quarter financial results and provide a general business update. A live webcast of the call will be available online at www.regulusrx.com. To access the call, please dial (877) 257-8599 (domestic) or (970) 315-0459 (international) and refer to conference ID 52355021. To access the telephone replay of the call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international), passcode 52355021. The webcast and telephone replay will be archived on the company’s website following the call.

About Regulus

Regulus Therapeutics Inc. (Nasdaq:RGLS) is a biopharmaceutical company leading the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a well-balanced microRNA therapeutics pipeline complemented by a maturing microMarkersSM biomarkers platform and a rich intellectual property estate to retain its leadership in the microRNA field. Regulus is developing RG-101, a GalNAc-conjugated anti-miR targeting microRNA-122 for the treatment of chronic hepatitis C virus infection, and RG-012, an anti-miR targeting microRNA-21 for the treatment of Alport syndrome, a life-threatening kidney disease driven by genetic mutations with no approved therapy. In addition, RG-125, a GalNAc-conjugated anti-miR targeting microRNA-103/107 for the treatment of NASH in patients with type 2 diabetes/pre-diabetes, has entered Phase I clinical development through its strategic alliance with AstraZeneca. Regulus is also advancing several programs toward clinical development in renal, hepatic and central nervous systems diseases, both independently and with our strategic alliance partners, Sanofi and AstraZeneca. Regulus’ commitment to innovation has resulted in multiple peer-reviewed publications in notable scientific journals and has resulted in the formation of strategic alliances with AstraZeneca and Sanofi. Regulus maintains its corporate headquarters in La Jolla, CA. For more information, please visit http://www.regulusrx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Regulus to undertake certain activities and accomplish certain goals (including with respect to development and other activities related to RG-101), the projected timeline of clinical development activities, and expectations regarding future therapeutic and commercial potential of Regulus’ business plans, technologies and intellectual property related to microRNA therapeutics and biomarkers being discovered and developed by Regulus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Regulus’ financial position and programs are described in additional detail in Regulus filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Allison Wey

858-202-6321

awey@regulusrx.com

Regulus Therapeutics Inc.

Selected Financial Information

Condensed Statement of Operations

(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues:
Revenue under strategic alliances	$483	$3,834	$972	$8,034
Operating expenses:
Research and development	18,007	19,201	34,772	32,628
General and administrative	3,664	5,814	8,767	9,458

Total operating expenses	21,671	25,015	43,539	42,086

Loss from operations	(21,188)	(21,181)	(42,567)	(34,052)
Other income (expense), net	90	144	258	(1,476)

Loss before income taxes	(21,098)	(21,037)	(42,309)	(35,528)
Income tax benefit	8	2	13	6

Net loss	$(21,090)	$(21,035)	$(42,296)	$(35,522)

Net loss per share, basic and diluted	$(0.40)	$(0.41)	$(0.80)	$(0.70)

Weighted average shares used to compute basic and diluted net loss per share:	52,782,643	51,073,488	52,746,657	50,575,096

Regulus Therapeutics Inc.

Condensed Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Cash, cash equivalents, short-term investments and restricted cash	$108,004	$115,319
Other current assets	8,230	18,939
Non-current assets	13,694	6,825

Total assets	$129,928	$141,083

Liabilities and stockholders’ equity
Current liabilities	$10,839	$11,438
Total deferred revenue	2,287	3,259
Term Loan, less debt issuance costs	19,786	—
Other long-term liabilities	8,570	2,308
Stockholders’ equity	88,446	124,078

Total liabilities and stockholders’ equity	$129,928	$141,083

4